UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016 (February 18, 2016)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 4, 2016, Alcoa Inc. (“Alcoa”) filed a Current Report on Form 8-K (the “Prior Report”) reporting the appointment of Sean O. Mahoney, John C. Plant, and Ulrich (“Rick”) Schmidt as directors of Alcoa. The Prior Report did not include information regarding the committees of the Alcoa Board of Directors (the “Alcoa Board”) on which Messrs. Mahoney, Plant, and Schmidt would serve, because the information was unavailable at that time. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed for the purpose of providing that information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(3) On February 18, 2016, the Alcoa Board appointed (i) Sean O. Mahoney to serve on the Audit Committee and the Compensation and Benefits Committee; (ii) John C. Plant to serve on the Compensation and Benefits Committee and the Executive Committee; and (iii) Ulrich (“Rick”) Schmidt to serve on the Governance and Nominating Committee, the International Committee, and the Public Issues Committee. Each of the foregoing appointments to the committees of the Alcoa Board are effective February 19, 2016. As previously disclosed, Messrs. Mahoney, Plant, and Schmidt were appointed to the Alcoa Board, effective February 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ AUDREY STRAUSS
Name:	Audrey Strauss
Title:	Executive Vice President, Chief Legal
Officer and Secretary

Date: February 23, 2016